                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) June 10, 1996
                                                         ----------------------


                        UNIROYAL TECHNOLOGY CORPORATION
- -------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
- -------------------------------------------------------------------------------
                 (State of other jurisdiction of incorporation)




        0-20686                                         65-0341868
- ------------------------                   ------------------------------------
(Commission File Number)                    (IRS Employer Identification No.)



One Sarasota Tower, Suite 900
Two North Tamiami Trail
Sarasota, Florida                                          34236
- -------------------------------------------              ----------
(Address of principal executive offices)                 (Zip Code)



Registrant's telephone number, including area code (941) 366-5282
                                                   --------------

- -------------------------------------------------------------------------------
   (Former name or former address, if changed since last report.)

Item 5.  Other Events.

                 Pursuant to an Asset Purchase Agreement, dated as of June 5, 1996 between Rubatex Corporation ("Rubatex") and Uniroyal Technology Corporation (the "Company"), the Company sold substantially all of the assets of its Ensolite Division to Rubatex for twenty-five million dollars ($25,000,000) consisting of cash in the amount of twenty million dollars ($20,000,000) and a promissory note of the parent of Rubatex in the amount of five million dollars ($5,000,000). The transaction closed on June 10, 1996. A copy of the Asset Purchase Agreement, without exhibits, is appended hereto as Exhibit A. Unaudited proforma condensed financial information is appended hereto as Exhibit B.


SIGNATURE


                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      UNIROYAL TECHNOLOGY CORPORATION




                                      By:/s/ Oliver J. Janney
                                         --------------------
                                         Oliver J. Janney
                                         Vice President, General
                                         Counsel and Secretary

Dated:  June 24, 1996

                                   EXHIBIT A


                            ASSET PURCHASE AGREEMENT



                                    BETWEEN



                              RUBATEX CORPORATION



                                      AND



                        UNIROYAL TECHNOLOGY CORPORATION





                                  JUNE 5, 1996





                                  CONFIDENTIAL





================================================================================

                                    CONTENTS


    Section 1.       Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

    Section 2.       Basic Transaction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

             (a)     Purchase and Sale of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

             (b)     Assumption of Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

             (c)     Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

             (d)     Adjustment to Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

             (e)     The Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

             (f)     Deliveries at the Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

             (g)     Allocation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9


    Section 3.       Representations and Warranties of the Seller  . . . . . . . . . . . . . . . . . . . . 9

             (a)     Organization of the Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

             (b)     Authorization of Transaction  . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

             (c)     Noncontravention  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

             (d)     Brokers' Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

             (e)     Title to Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

             (f)     Division Subsidiaries and Subsidiaries  . . . . . . . . . . . . . . . . . . . . . .  10

             (g)     Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

             (h)     Events Subsequent to Most Recent Fiscal Year End  . . . . . . . . . . . . . . . . .  11

             (i)     Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

             (j)     Legal Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

             (k)     Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

             (l)     Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

             (m)     Tangible Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

             (n)     Inventory . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

             (o)     Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

             (p)     Notes and Accounts Receivable . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

             (q)     Powers of Attorney  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

             (r)     Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

             (s)     Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

             (t)     Product Warranty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

             (u)     Product Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

             (v)     Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

             (w)     Employee Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

             (x)     Guaranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

             (y)     Environment, Health, and Safety . . . . . . . . . . . . . . . . . . . . . . . . . .  20

             (z)     Certain Business Relationships With the Division  . . . . . . . . . . . . . . . . .  20

             (aa)    Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

             (bb)    Investment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21


    Section 4.       Representations and Warranties of the Buyer . . . . . . . . . . . . . . . . . . . .  21

             (a)     Organization of the Buyer . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

             (b)     Authorization of Transaction  . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

             (c)     Noncontravention  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

             (d)     Brokers' Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

    Section 5.       Pre-Closing Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

             (a)     General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

             (b)     Notices and Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

             (c)     Operation of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

             (d)     Preservation of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

             (e)     Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

             (f)     Customers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

             (g)     Full Access . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

             (h)     Disclosure Schedule/Notice of Developments  . . . . . . . . . . . . . . . . . . . .  23

             (i)     Exclusivity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23


    Section 6.       Post-Closing Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

             (a)     General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

             (b)     Litigation Support  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

             (c)     Transition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

             (d)     Removal of Acquired Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

             (e)     Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

             (f)     Covenant Not to Compete . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

             (g)     Tax Matters.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

             (h)     Buyer Note  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27


    Section 7.       Conditions to Obligation to Close.  . . . . . . . . . . . . . . . . . . . . . . . .  27

             (a)     Conditions to Obligation of the Buyer . . . . . . . . . . . . . . . . . . . . . . .  27

             (b)     Conditions to Obligation of the Seller  . . . . . . . . . . . . . . . . . . . . . .  29


    Section 8.       Remedies for Breaches of This Agreement . . . . . . . . . . . . . . . . . . . . . .  30

             (a)     Survival of Representations and Warranties  . . . . . . . . . . . . . . . . . . . .  30

             (b)     Indemnification Provisions for Benefit of the Buyer . . . . . . . . . . . . . . . .  30

             (c)     Indemnification Provisions for Benefit of the Seller  . . . . . . . . . . . . . . .  32

             (d)     Matters Involving Third Parties . . . . . . . . . . . . . . . . . . . . . . . . . .  32

             (e)     Recoupment Under Buyer Note . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

             (f)     Other Indemnification Provisions  . . . . . . . . . . . . . . . . . . . . . . . . .  33


    Section 9.       Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

             (a)     Termination of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

             (b)     Effect of Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34


    Section 10.      Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

             (a)     Press Releases and Public Announcements . . . . . . . . . . . . . . . . . . . . . .  34

             (b)     No Third-Party Beneficiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

             (c)     Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

             (d)     Succession and Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

             (e)     Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

             (f)     Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

             (g)     Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

             (h)     Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

             (i)     Amendments and Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

             (j)     Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

             (k)     Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

             (l)     Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

             (m)     Incorporation of Exhibits and Schedules . . . . . . . . . . . . . . . . . . . . . .  37

             (n)     Specific Performance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

             (o)     Submission to Jurisdiction  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37



EXHIBITS
- --------

Exhibit A - Trade Payables, Inventory and Accounts Receivable
Exhibit B - Form of Buyer Note
Exhibit C - Form of Earn-Out Agreement
Exhibit D - Excluded Inventory and Accounts Receivable
Exhibit E - Bill of Sale and Intellectual Property Assignment Agreement Exhibit F - Form of Assumption
Exhibit G - Allocation Schedule
Exhibit H - Historical Financial Statements
Exhibit I - Forms of Side Agreements
                 I-1 - Tolling Agreement
                 I-2 - Non-Compete Agreement
                 I-3 - Option for F270 Banbury
Exhibit J - Form of Opinion of Counsel to the Seller
Exhibit K - List of Assets
Exhibit L - List of Certain Software


SCHEDULES Disclosure Schedules to Representations and Warranties


1.       Schedule 3(e) -- Liens
2.       Schedule 3(f) -- Seller Subsidiaries
3.       Schedule 3(h) --  Events Subsequent to the Most Recent Fiscal Year
4.       Schedule 3(i) -- Undisclosed Liabilities
5.       Schedule 3(k) -- Tax Matters
6.       Schedule 3(l)(i) -- Liens on Intellectual Property
7.       Schedule 3(l)(ii) -- Claims of Infringement
8.       Schedule 3(l)(iii) -- Descriptions of Intellectual Property Used by
         Division
9.       Schedule 3(l)(iv) -- Intellectual Property Used by Division Under
         License
10.      Schedule 3(o) -- Contracts
11.      Schedule 3(r) -- Description of Insurance Policies
12.      Schedule 3(s) -- Litigation Information
13.      Schedule 3(t) -- Product Warranty
14.      Schedule 3(v) -- Employees
15.      Schedule 3(w) -- Employee Benefit Plans
16.      Schedule 3(x) -- Guaranties
17.      Schedule 3(y) -- Environment, Health and Safety
18.      Schedule 3(z) -- Business Relationships With Affiliates or 5%
         Stockholders

                            ASSET PURCHASE AGREEMENT

                 This Agreement is entered into as of June 5, 1996 by and between Rubatex Corporation, a Delaware corporation (the "Buyer"), and Uniroyal Technology Corporation (the "Seller"). The Buyer and the Seller are referred to collectively herein as the "Parties."

                 This Agreement contemplates a transaction in which the Buyer will purchase certain assets (and assume certain of the liabilities) of the Ensolite Division of the Seller in return for cash, the Buyer Notes and the Earn-Out Agreement.

                 Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

1.               DEFINITIONS.

                 "Accredited Investor" has the meaning set forth in Regulation D promulgated under the Securities Act (as set forth in 12 C.F.R. Section 230.501).

                 "Acquired Assets" means all right, title, and interest in and to all of the assets constituting the Division, including all of its (a) assets contained on the list of fixed assets attached hereto as Exhibit K, (b) tangible personal property (such as machinery, equipment, manufactured and purchased parts, inventories of raw materials and supplies, inventories of spare parts, other inventories, goods in process, finished goods, furniture, automobiles, trucks, tractors, trailers, tools, jigs, and dies), (c) Intellectual Property, goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions, (d) agreements, contracts, indentures, mortgages, instruments, Security Interests, guaranties, other similar arrangements, and rights thereunder, (e) accounts, notes, and other receivables, (f) securities, (g) claims, deposits, prepayments, refunds, causes of action, rights of recovery, rights of set off, and rights of recoupment (including any such item relating to the payment of Taxes), (h) franchises, approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies, (i) books, records, ledgers, files, documents, correspondence, lists, plats, architectural plans, drawings, and specifications, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials, (j) leases and leasehold interests (with the exception of the lease for the Division's Mishawaka, Indiana facility), (k) equipment that is subject to master financing leases; provided, however, that the Acquired Assets shall not include (i) the corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of the Seller as a corporation, (ii) any of the rights of the Seller under this Agreement (or under any side agreement between the Seller on the one hand and the Buyer on the other hand entered into on or after the date of this Agreement), (iii) the two banbury systems owned by the Division, (iv) the Ensolite Plant, (v) any real property, (vi) any Intellectual Property that is used by Seller in both the Division and divisions other than the Division (provided, however, Seller shall grant to Buyer and its successors and assigns a perpetual, non-exclusive license to use such Intellectual Property that is used by both the Division and other divisions of Seller), or (vii) the trade name "Uniroyal."

                 "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and attorneys' fees and expenses. Adverse Consequences shall not include the loss of customers arising from Buyer's actions.

                 "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act (as set forth in 12 CFR Section 240.12b-2).

                 "Affiliated Group" means any affiliated group within the meaning of Code Sec. 1504(a) or any similar group defined under a similar provision of state, local, or foreign law.

                 "Assumed Liabilities" means (a) the Division's net trade payables owed to third parties, in an amount to be determined as of Closing (as disclosed on Exhibit A), (b) the Division's pending orders, in the amount that exists as of Closing, (c) the Division's obligations with respect to the contracts and agreements that are described on Schedule 3(o) and marked with an asterisk (*) (but not the Division's obligations for (I) breaches of or defaults under those contracts and agreements, with respect to any breaches or defaults that occurred prior to the Closing, or (II) any agreements set forth on Schedule 3(o) which are not marked with an asterisk), and (d) the Division's obligations with respect to contracts and agreements that would be described in
Section 3(o) but for the low dollar amounts involved (but not the Division's obligations for breaches of or defaults under those contracts and agreements, with respect to any breaches or defaults that occurred prior to the Closing). No other Liabilities shall be included in the definition of "Assumed Liabilities" (and hence no other liabilities shall be assumed by Buyer. Liabilities that are not "Assumed Liabilities" (and hence are not assumed by Buyer) shall include (by way of example only): (i) any Liability of the Seller for Taxes (ii) any obligation of the Seller to indemnify any Person by reason of the fact that such Person was a director, officer, employee, or agent of the Seller or was serving at the request of the Seller as a partner, trustee, director, officer, employee, or agent of another entity (whether such indemnification is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such indemnification is pursuant to any statute, charter document, bylaw, agreement, or otherwise), (iii) any Liability of the Seller for costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, (iv) any Liability or obligation of the Seller under this Agreement (or under any side agreement between the Seller on the one hand and the Buyer on the other hand entered into on or after the date of this Agreement), (v) any Liability or obligation of the Seller under any Employee Benefit Plan, (vi) any other Liabilities of the Division, whether or not set forth on the face of the Division's Most Recent Balance Sheet, (vii) any Liabilities of the Division which have arisen after the Most Recent Fiscal Month End outside of the Ordinary Course of Business, (viii) any Liability for the Division's payables (other than the Division's trade payables owed to third parties), (ix) any Liability arising from any Environmental Health and Safety Laws (including any liabilities described in Section 3(y)(ii) of this Agreement); (x) any Liability for the Division's intercompany debt; or (xi) any Liability for any labor matters, including any collective bargaining agreement.

                 "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

                 "Buyer" has the meaning set forth in the preface above.

                 "Buyer Note" has the meaning set forth in Section 2(c) below.

                 "Cash" means cash and cash equivalents (including marketable securities and short term investments) calculated in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements.

                 "Closing" has the meaning set forth in Section 2(e) below.

                 "Closing Date" has the meaning set forth in Section 2(e) below.

                 "Code" means the Internal Revenue Code of 1986, as amended.

                 "Confidential Information" means any information concerning the businesses and affairs of the Division that is not already generally available to the public.

                 "Controlled Group of Corporations" has the meaning set forth in Code Sec. 1563.

                 "Deferred Intercompany Transaction" has the meaning set forth in Treas. Reg. Section 1.1502-13.

                 "Disclosure Schedule" has the meaning set forth in Section 3 below.

                 "Division" means the Seller's Ensolite Division.

                 "Division Subsidiary" means any Subsidiary of the Seller included within the Division.

                 "Earn-Out Agreement" has the meaning set forth in Section 2(c) below.

                 "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit plan or program.

                 "Employee Pension Benefit Plan" has the meaning set forth in ERISA Sec. 3(2).

                 "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Sec. 3(1).

                 "Ensolite Plant" has the meaning set forth in Section 6(d) below.

                 "Environmental, Health and Safety Laws" means all laws in effect at the Closing Date (including rules, regulations, codes, permit requirements, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state and local governments (and all agencies thereof), and all common law, relating to pollution control and environmental protection, public health and safety, or employee health and safety, including
(a) the Occupational Safety and Health Act of 1970, as amended, (b) all laws relating to hazardous materials, (c) all laws relating to the emission, release, threatened release, generation, use, collection, treatment, storage, transportation, recovery, removal, discharge or disposal of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of hazardous materials, substances, wastes, pollutants, contaminants, or chemical, industrial, or toxic materials or wastes, (d) all laws relating to the generation, treatment, storage, discharge or disposal of wastewaters as provided for under the Federal Clean Water Act, as amended, 33 U.S.C. Section Section 1251 et seq., and any amendments thereto and regulations thereunder, (e) all laws relating to the generation, treatment, emission or discharge of atmospheric pollutants as provided for under the Federal Clean Air Act, as amended, 42 U.S.C. Section Section 7401 et seq., and any amendments thereto and regulations thereunder, (f) all laws relating to Asbestos, (g) all laws relating to polychlorinated biphenyls ("PCBs"), chlorofluorocarbons, and any other chemicals as provided for under the Federal Toxic Substances and Control

Act, 15 U.S.C. Section Section 2601 et seq., and any amendments thereto and regulations thereunder, (h) all laws related to underground storage tanks, and
(i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section Section 9601 et seq., and any amendments thereto and regulations thereunder, and any analogous state laws ("CERCLA and State Equivalents"). The term "Asbestos," as used herein, shall be as defined in 40 C.F.R. Section 61.141 (1995).

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                 "Excess Loss Account" has the meaning set forth in Treas. Reg.
Section 1.1502-19.

                 "Extremely Hazardous Substance" has the meaning set forth in Sec. 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

                 "Fiduciary" has the meaning set forth in ERISA Sec. 3(21).

                 "Financial Statement" has the meaning set forth in Section 3(g) below.

                 "GAAP" means United States generally accepted accounting principles as in effect from time to time.

                 "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                 "Hazardous Materials" means materials defined as "hazardous substances," "hazardous wastes," "hazardous constituents" or "solid wastes" in, or with respect to which liability or standards of conduct are otherwise imposed pursuant to: (i) CERCLA and State Equivalents and any amendments thereto and regulations thereunder, (ii) the Resource Conservation and Recovery Act, 42 U.S.C. Section Section 6901 et seq., and any amendments thereto and regulations thereunder, or (iii) any other Environmental, Health and Safety Laws.

                 "Indemnified Party" has the meaning set forth in Section 8(d) below.

                 "Indemnifying Party" has the meaning set forth in Section 8(d) below.

                 "Intellectual Property" means:

                  (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof,

                 (b) all trademarks, service marks, logos, and trade names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith,

                 (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith,

                 (d) all trade secrets and confidential business information (including customer lists, ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals),

                 (e) all computer software material to the operation of the business of Ensolite (including, for such software: (A) data, (B) related documentation, (C) all software necessary to operate the banburies and other equipment, (D) the software enumerated in Exhibit L, (E) all computer software installed on individual personal computers, (F) all computer software licenses,
(G) all original software diskettes in readable condition, (H) original and complete software documentation, (I) all source code for any modifications made to computer software subsequent to purchase from original vendors, including functional and design specifications for the modifications, and (J) all user and system documentation changes for any modifications),

                 (f) the Ensolite trade name,

                 (g) all other proprietary rights, and

                 (h) all copies and tangible embodiments thereof (in whatever form or medium).

Intellectual property shall include the above items, regardless of whether they are registered, licensed, or located in the United States or in a foreign country.

                 "Knowledge" means actual knowledge after reasonable investigation, by the following persons: Phil Foster, Joe Miller, Randy Greenlee, Bill Faust, Jim Long, Trey Moody, Loren Rice, Neil Benham, Howard R. Curd, Robert Soran, George Zulanas, Oliver Janney, Martin Gutfreund and R. David Bustard.

                 "Liability" means any liability, loss, or cost (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

                 "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

                 "Most Recent Financial Statements" has the meaning set forth in Section 3(g) below.

                 "Most Recent Fiscal Month End" has the meaning set forth in
Section 3(g) below.

                 "Most Recent Fiscal Year End" has the meaning set forth in
Section 3(g) below.

                 "Multiemployer Plan" has the meaning set forth in ERISA Sec. 3(37).

                 "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

                 "Party" has the meaning set forth in the preface above.

                 "PBGC" means the Pension Benefit Guaranty Corporation.

                 "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

                 "Post-Closing Tax Period" means, for any taxable period which includes but does not end on the Closing Date, the period beginning with the day after the Closing Date and ending with the last day of such taxable period.

                 "Pre-Closing Tax Period" means, for any taxable period which includes but does not end on the Closing Date, the period beginning with the first day of such taxable period and ending with (and including) the Closing Date.

                 "Process Agent" has the meaning set forth in Section 10(o) below.

                 "Production" has the meaning ascribed to it in the Toll Manufacturing Agreement.

                 "Prohibited Transaction" has the meaning set forth in ERISA Sec. 406 and Code Sec. 4975.

                 "Purchase Price" has the meaning set forth in Section 2(c) below.

                 "Reportable Event" has the meaning set forth in ERISA Sec.
4043.

                 "Securities Act" means the Securities Act of 1933, as amended.

                 "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

                 "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable,
(c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

                 "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

                 "Seller" has the meaning set forth in the preface above.

                 "Tax" means any (A) federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing; (B) liability of Seller for the payment of any amounts of the type described in clause (A) arising as a result of being (or ceasing to be) a member of any Affiliated Group (or being included (or required to be included) in any Tax Return relating thereto); and (C) liability of Seller for the payment of any amounts of the type described in clause (A) as a result of any express or implied obligation to indemnify or otherwise assume or succeed to the liability of any other person;

                 "Tax Returns" means returns, declarations, reports, claims for refund, information returns or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of Taxes of any party or the administration of any laws, regulations or administrative requirements relating to any Taxes.

                 "Third Party Claim" has the meaning set forth in Section 8(d) below.

                 "Toll Manufacturing Agreement" means that certain Toll Manufacturing Agreement between Buyer and Seller attached hereto as Exhibit I-1.

2.       BASIC TRANSACTION.

         1. Purchase and Sale of Assets. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell, transfer, convey, and deliver to the Buyer, all of the Acquired Assets at the Closing for the consideration specified below in this
                 Section 2.

         2. Assumption of Liabilities. On and subject to the terms and conditions of this Agreement, the Buyer agrees to assume and become responsible for all of the Assumed Liabilities at the Closing. The Buyer will not assume or have any responsibility, however, with respect to any other obligation or Liability of the Seller not included within the definition of Assumed Liabilities.

         3.      Purchase Price.

                          (i)     The Buyer agrees to pay to the Seller at the
Closing $25 million (the "Purchase Price") by delivery of (x) a promissory note from Buyer's affiliate, RBX Group, Inc. (the "Buyer Note") in the form of Exhibit B attached hereto in the principal amount of $5 million, and (y) cash for the balance of the Purchase Price payable by wire transfer or delivery of other immediately available funds.

                          (ii)    The Buyer shall be permitted, at Closing, to
withhold from the Purchase Price, an amount equal to the replacement cost of any Acquired Assets for which title is not delivered on or before the Closing Date. In the event that title is not delivered within sixty (60) days from the Closing Date, Buyer shall be permitted to (x) forgo purchasing such asset from Seller and (y) a payment from Seller to Buyer shall be made by Seller in the event that the actual cost of acquiring such equipment exceeds the replacement cost.

                          (iii)   As of the date of execution of this
Agreement, Buyer shall also be permitted to hold-back $200,000 for granulator, ribbon blender, and batch controller pending Seller's acquisition of title to such assets. In the event Seller obtains title to such assets on or before the Closing Date, title shall be transferred to the Buyer at Closing, and this holdback provision shall be null and void. In the event Seller does not provide title to these assets or comparable assets (as determined in thereasonable satisfaction of the Buyer) within sixty (60) days from theClosing Date, Buyer shall be permitted to not pay to Seller any of the $200,000 withheld pursuant to the preceding sentence. Notwithstanding the foregoing sentence, at the end of the above-described 60-day period, Buyer shall be required to elect, with respect to each of the granulator, ribbon blender, and batch controller, either (i) to relinquish possession of the asset to Seller or
(ii) to pay the Seller for the asset. The holdback for these specific items in this subparagraph (iii) is the sole holdback remedy for these items, and subparagraph (ii) above shall not apply.

                          (iv) In addition, there shall be an earn-out,
pursuant to which Buyer may pay additional amounts to Seller; the terms of the earn-out are contained in the Earn-out Agreement attached hereto as Exhibit C (the "Earn-Out Agreement"). The Purchase Price shall be adjusted in the manner described in Section 2(d) below.

         4.      Adjustment to Purchase Price.

                          (i)     The Purchase Price is based on an assumption
that net inventories equal $2,597,000 as of the Closing Date, net accounts receivable equal $2,893,000 as of the Closing Date, and net trade payables to third parties equal $1,544,429 as of the Closing Date. The Purchase Price shall be: (A) increased by the amount by which net inventories exceed $2,597,000 as of the Closing Date (or decreased by the amount by which net inventories are less than $2,597,000), (B) increased by the amount by which net accounts receivable exceed $2,893,000 as of the Closing Date (or decreased by the amount by which net accounts receivable are less than $2,893,000), and (C) decreased by the amount by which net trade payables to third parties exceed $1,544,429 as of the Closing Date (or increased by the amount by which net trade payables to third parties are less than $1,544,429).

                          (ii)    Within ten (10) days after the Closing Date,
Seller shall provide to Buyer the information necessary for Buyer to commence calculation of the adjustments required by this Section 2(d).

                          (iii)   The adjustment to the Purchase Price shall be
calculated within 30 days of the Closing Date by Buyer's accountants (unless extended mutually by Buyer because Seller has not provided the information necessary to commence calculations as set forth in the preceding paragraph).
As soon as practicable after the completion of the review by Buyer's Accountants, Buyer will deliver to Seller a notice describing the adjustment to the Purchase Price. If the Seller has objections to the adjustment, Seller will deliver a detailed statement describing its objections to the Buyer within 20 days after receiving the notice from Buyer. The Buyer and the Seller will use reasonable efforts to resolve any such objections themselves. If the Parties do not obtain a final resolution within 30 days after the Buyer has received the statement of objections, however, the Buyer and Seller will select a nationally recognized accounting firm mutually acceptable to them to resolve any remaining objections. The determination of an accounting firm so selected will be set forth in writing and will be conclusive and binding upon the Parties.

                          (iv)    Once Buyer and Seller reach agreement as to
the adjustment to the Purchase Price (or an accounting firm determines the amount of adjustment, in the event of a lack of agreement), the adjustment to the Purchase Price shall be made as follows:

                      (x) if the payment is by Buyer to Seller, the payment shall be made in cash as soon as practicable.

                      (y) if the payment is by Seller to Buyer and the payment amount is less than an amount equal to $2 million minus the amount (if any) that Buyer has recouped against the Buyer Note for amounts due under the Toll Manufacturing Agreement (the "Net Adjustment Amount"), then the payment shall be made by recoupment against the Buyer Note.

                      (z) if the payment is by Seller to Buyer and the payment amount is greater than the Net Adjustment Amount, then payment shall be made as follows:

                               (A) payment of an amount equal to the Net Adjustment Amount shall be made by recoupment against the Buyer Note, and

                               (B) payment of the remainder shall be made in cash as soon as practicable (provided, however, at Buyer's option, payment of the remainder may be made by recoupment against the Buyer Note).

For purposes of this section, the Seller represents and covenants that the net inventories, net accounts receivable, and net trade payables to third parties are set forth and will be maintained at their net realizable value, as defined by GAAP applied on a consistent basis. The inventories and accounts receivable contain several items that are not suitable for transfer to Buyer. Such items, which are described on Exhibit D (as such exhibit may be modified as provided therein), shall not be included in the calculation of inventory or accounts receivable as of Closing.

         5. The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Kirkland & Ellis in New York City commencing at 8:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date"). For purposes of allocating income earned and Liabilities incurred, the Closing shall be deemed to occur as of 5:00 Pm Eastern Time on the Closing Date.

         6. Deliveries at the Closing. At the Closing, (i) the Seller will deliver to the Buyer the various certificates, instruments, and documents referred to in Section 7(a) below;
                 (ii) the Buyer will deliver to the Seller the various certificates, instruments, and documents referred to in
                 Section 7(b) below; (iii) the Seller will execute, acknowledge, and deliver to the Buyer (A) assignments (including Intellectual Property transfer documents) in the forms attached hereto as Exhibit E, and (B) such other instruments of sale, transfer, conveyance, and assignment as the Buyer and its counsel may request; (iv) the Buyer will execute, acknowledge, and deliver to the Seller (A) an assumption in the form attached hereto as Exhibit F and (B) such other instruments of assumption as the Seller and its counsel may request; and (v) the Buyer will deliver to the Seller the consideration specified in Section 2(c) above.

         7. Allocation. A schedule containing a preliminary allocation of the Purchase Price is attached hereto as Exhibit G. This Schedule has been prepared in accordance with Section 6(g)(iii), and will be updated within 90 days after the Closing pursuant to Section 6(g)(iii).

3. REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller represents and warrants to the Buyer that the statements contained in this
         Section 3 are correct and complete as of the date of this Agreement and will be and are correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3), except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the " Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.

         1. Organization of the Seller. The Seller is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

         2. Authorization of Transaction. The Seller has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the board of directors of the Seller has duly authorized the execution, delivery, and performance of this Agreement by the Seller, and the shareholders of Seller do not need to authorize the execution, delivery and performance of this Agreement. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions.

         3. Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or any provision of the charter or bylaws of the Seller, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). Except for a notice to the Antitrust Division of the United States Department of Justice and its Hart Scott Rodino filing with the Federal Trade Commission, the Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Section 2 above).

         4. Brokers' Fees. The Seller has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

         5. Title to Assets. As of Closing, the Seller will have good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on their premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet. Without limiting the generality of the foregoing, as of Closing the Seller will have good and marketable title to all of the Acquired Assets, free and clear of any Security Interest or restriction on transfer. The Acquired Assets, the Banbury described in the Option (a copy of which is attached to this Agreement as Exhibit I-3), and the Banbury remaining with the Seller, together, consist of all of the necessary assets to produce Ensolite material.

         6. Division Subsidiaries and Subsidiaries. Seller does not have any Division Subsidiaries or Subsidiaries.

         7. Financial Statements. Attached hereto as Exhibit H are the following financial statements (collectively the "Financial Statements"): (i) unaudited consolidated and consolidating balance sheets and statements of income, changes in control account, and cash flow as of and for the fiscal years ended September 26, 1993, October 2, 1994, and October 1, 1995 (the "Most Recent Fiscal Year End") for the Division and the Seller; and (ii) unaudited consolidated and consolidating balance sheets and statements of income, and cash flow (the "Most Recent Financial Statements") as of and for: (A) the Closing Date, and (B) the seven months ended April 28, 1996 (the "Most Recent Fiscal Month End") for the Division. The Financial Statements (including the notes to Seller's financial statements) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Division as of such dates and the results of operations of the Division for such periods, are, to Seller's Knowledge, correct and complete, and are consistent with the books and records of the Division (which books and records are correct and complete).

         8. Events Subsequent to Most Recent Fiscal Year End. Since the Most Recent Fiscal Year End, there has not been any material adverse change in the business, financial condition, operations, results of operations, Acquired Assets, or properties of the Division (provided, however, in no event shall a material adverse change be deemed to occur in the event that any Division customers become customers of Buyer or any of Buyer's Affiliates). Without limiting the generality of the foregoing, since that date (except as disclosed on Schedule 3(h)):

                 1. the Division has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

                 2. the Division has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) (A) involving more than $50,000, (B) that requires performance for a period longer than three months, or
                          (C) that is outside the Ordinary Course of Business;

                 3. no party (including the Division) has accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $50,000 to which the Division is a party or by which it is bound;

                 4. the Division has not imposed any Security Interest upon any of its assets, tangible or intangible.

                 5. the Division has not made any capital expenditure (or series of related capital expenditures) involving more than $50,000;

                 6. the Division has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) involving more than $50,000;

                 7. the Division has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation outside the Ordinary Course of Business;

                 8. the Division has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

                 9. the Division has not cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) involving more than $50,000;

                 10. the Division has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

                 11. the Division has not experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

                 12. the Division has not made any loan to, or entered into any other transaction with, any of the directors, officers, and employees of the Seller outside the Ordinary Course of Business;

                 13. the Division has not granted any increase in the base compensation or other cash compensation of any of the directors, officers, and employees of the Seller outside the Ordinary Course of Business (with the exception of any increases that may be granted in order to retain the employment services of persons through the term of the Toll Manufacturing Agreement or any portion thereof);

                 14. neither the Seller nor the Division has adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of the directors, officers, and employees of the Seller (who are employed by the Division), or taken any such action with respect to any other Employee Benefit Plan (with the exception of any incentive plans that may be adopted in order to retain the employment services of persons through the term of the Toll Manufacturing Agreement);

                 15. the Division has not made any other change in employment terms for any of the directors, officers, and employees of the Seller (who are employed by the Division) outside the Ordinary Course of Business (except as may be made in order to retain the employment services of persons through the term of the Toll Manufacturing Agreement or any portion thereof);

                 16. the Division has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

                 17. the Division has not paid any amount to any third party with respect to any Liability or obligation (including any costs and expenses the Seller has incurred or may incur in connection with this Agreement and the transactions contemplated hereby) which would not constitute an Assumed Liability if in existence as of the Closing;

                 18. there has not been any other occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving the Division; and

                 19. the Division has not committed to any of the foregoing.

         9. Undisclosed Liabilities. The Division does not have any material Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any material Liability), except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (ii) Liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

         10. Legal Compliance. The Division has materially complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against the Division or the Seller alleging any failure so to comply.

         11.     Tax Matters.

                 (i) Seller has timely filed all Tax Returns required to be filed by it with respect to the Division, each such Tax Return has been prepared in compliance with all applicable laws and regulations, and all such Tax Returns are true and accurate in all material respects. All Taxes due and payable by Seller with respect to the Division have been paid.

                 (ii)     Except as set forth in Schedule 3(k) attached hereto,
         (A) no deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Tax has been proposed, asserted or assessed by any taxing authority against Seller with respect to the Division, and there is no action, suit, taxing authority proceeding or audit now in progress, pending or, to Seller's knowledge, threatened against or with respect to the Division; (B) with respect to the Division, Seller has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party; (C) there are no liens for Taxes (other than for current Taxes not yet due and payable) upon the Acquired Assets; and (D) the Assumed Liabilities do not include any obligation to make any payments that will be nondeductible under Section 280G of the Code (or any corresponding provision of state, local or foreign income Tax law).

         12.     Intellectual Property.

                 1. The Division owns or has the right to use pursuant to ownership, license, sublicense, agreement, or permission of all Intellectual Property (with the exception of software on the Division's personal computers, with respect to which Seller does not make this representation) necessary for the operation of its businesses as presently conducted. Each item of Intellectual Property owned or used by the Division immediately prior to the Closing hereunder will be owned or available for use by the Buyer on identical terms and conditions immediately subsequent to the Closing hereunder. The Division has taken all necessary action to maintain and protect each material item of Intellectual Property that it uses in its business.

                 2. The Division has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the officers (and employees with responsibility for Intellectual Property matters) of the Seller has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Division must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of the Division's officers (and employees with responsibility for Intellectual Property matters) of the Seller, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Division.

                 3. Section 3(l)(iii) of the Disclosure Schedule identifies each patent or registration which has been issued to the Division with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which the Division has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which the Division has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Seller has delivered to the Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and has made available to the Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Section 3(l)(iii) of the Disclosure Schedule also identifies (x) each trade name or unregistered trademark used by the Division in connection with any of its businesses, (y) in a non-confidential manner, trade secrets used by the Division in connection with the production of Ensolite material, and (z) all computer software used by the Division. With respect to each item of Intellectual Property required to be identified in Section 3(l)(iii) of the Disclosure Schedule:

         (1) the Division and Seller possess all right, title, and interest in and to each item that Seller represents that it owns, free and clear of any Security Interest, license, or other restriction; and the Division and Seller possess the rights to use each item which Seller represents that the Division uses pursuant to license, sublicense, agreement, or permission;

         (2) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

         (3) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of any of the directors and officers (and employees with responsibility for Intellectual Property matters) of the Seller, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

         (4) the Division has not ever agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

   4. Section 3(l)(iv) of the Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that the Division uses pursuant to license, sublicense, agreement, or permission. The Seller has delivered to the Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Section 3(l)(iv) of the Disclosure Schedule, to the best of Seller's Knowledge and belief:

         (1)     the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

         (2) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above);

         (3) no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

         (4) no party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

                 (5) with respect to each sublicense, the representations and warranties set forth in subsections (A) through
                          (D) above are true and correct with respect to the underlying license;

                 (6) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                 (7) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of any of the directors and officers (and employees with responsibility for Intellectual Property matters) of the Seller, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

                 (8) the Division has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

         5. The Division will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its businesses as presently conducted.

         6. None of the officers (and employees with responsibility for Intellectual Property matters) of the Seller has any Knowledge of any new products, inventions, procedures, or methods of manufacturing or processing that Seller has developed which reasonably could be expected to supersede or make obsolete any product or process of the Division.

         7. For the software listed on Exhibit L and for software material to the operation of Ensolite, (x) the computer software that is installed on the Division personal computers is in working order and the licenses for the computer software are current and all applicable maintenance fees have been paid through the date of the Closing (including user and development licenses);
                 (y) the Division has in its possession the original software diskettes in readable condition and the original documentation is complete and in good condition, and (z) in the event that the original software diskettes and documentation cannot be located, Seller will obtain the same from the appropriate vendor and transfer these items to Buyer at or promptly after the Closing.

13. Tangible Assets. The Division and Seller own or lease all machinery, equipment, and other tangible assets necessary for the conduct of the Division's businesses as presently conducted and as presently proposed to be conducted. Each such tangible asset is suitable for the purpose for which it is used, has been maintained in good operating condition and repair, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it is used.

14. Inventory. The inventory of the Division (that is included in the Acquired Assets) is merchantable and fit for the purpose for which it was procured or manufactured, and none of it is obsolete, damaged, or defective, subject only to the reserve for inventory writedown set forth on the face of the Most Recent Balance Sheet as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Division.

15. Contracts. Section 3(o) of the Disclosure Schedule lists the following contracts and other agreements to which the Division is a party or to which the Division is subject:

         1. any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $50,000 per annum;

         2. any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a loss to the Division, or involve consideration in excess of $50,000;

         3.      any agreement concerning a partnership or joint venture;

         4. any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $50,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

         5.      any agreement concerning confidentiality or noncompetition;

         6. any agreement involving the Seller or the Division, which agreements apply to the Division or may reasonably be expected to apply to the Division;

         7. any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of the current or former directors, officers, and employees of the Seller for which the Division is or may be responsible;

         8. any collective bargaining agreement, which agreement applies to the Division or may reasonably be expected to apply to the Division;

         9. any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $50,000 or providing severance benefits;

         10. any agreement under which the Division has advanced or loaned any amount to any of the directors, officers, and employees of the Seller or Division outside the Ordinary Course of Business, which agreements apply to the Division or may reasonably be expected to apply to the Division;

         11. any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, and results of operations of the Division; or

         12. any other agreement (or group of related agreements) the performance of which involves consideration in excess of $50,000.

The Seller has delivered to the Buyer a correct and complete copy of each written agreement listed in Section 3(o) of the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 3(o) of the Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above); (C) to the best of Seller's Knowledge, no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement. In addition, with respect to the Astroturf and Stearns agreements listed in Schedule 3(o)(xii):

                 (i) Seller's profit margins for products that have been sold pursuant to the Astroturf and Stearns contracts through the date of execution of this Agreement are at least as great as Seller's average profit margins for sales of comparable products produced in fiscal year 1995, and

                 (ii) with respect to products addressed by the Astroturf and Stearns contracts that have not been sold, Seller's anticipated profit margins (as of the time of the signing of the Astroturf and Stearns contracts through Closing), given Seller's cost structure as it existed and was known at the time of the execution of the Astroturf and Stearns contracts through Closing, was at least as great as Seller's average profit margins for sales of comparable products produced in fiscal year 1995.

         16. Notes and Accounts Receivable. All notes and accounts receivable of the Division are reflected properly on the Division's books and records, are valid receivables, are subject to no setoffs or counterclaims, are current and collectible (subject to the reserves reflected on the Division's books and records and Most Recent Balance Sheet), and will be collected in accordance with their terms at their recorded amounts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Division.

         17. Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Division.

         18. Insurance. Section 3(r) of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which the Division has been a party, a named insured, or otherwise the beneficiary of coverage at any time since September 27, 1992:

                 1. the name, address, and telephone number of the broker;

                 2. the name of the insurer, the name of the policyholder, and the name of each covered insured;

                 3.       the policy number and the period of coverage;

                 4. the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

                 5. a description of any retroactive premium adjustments or other loss-sharing arrangements.

With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms immediately following the consummation of the transactions contemplated hereby; (C) neither the Division nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. The Division has been covered from September 27, 1992 to the Closing Date by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. Section 3(r) of the Disclosure Schedule describes any self-insurance arrangements affecting the Division.

         19. Litigation. Section 3(s) of the Disclosure Schedule sets forth each instance in which the Division (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of any the officers (and employees with responsibility for litigation matters) of the Seller, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in Section 3(s) of the Disclosure Schedule could result in any material adverse change in the business, financial condition, operations, or results of operations of the Division. None of the officers (and employees with responsibility for litigation matters) of the Seller has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against the Division.

         20. Product Warranty. Each product manufactured, sold, leased, or delivered by the Division has been in material conformity with all applicable contractual commitments and all express and implied warranties, except where waived by the purchaser thereof (and where such waiver is valid, enforceable, and memorialized in writing, is not subject to cancellation or rescission by the purchaser or by any other party, and complies with all applicable laws regarding the waiver of warranties). The Division does not have any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith (including no Liability that might arise from a purchaser's rescission of a waiver of a warranty or a purchaser's denial of having waived a warranty), subject only to the reserve for product warranty claims set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Division. No product manufactured, sold, leased, or delivered by the Division is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. Section 3(t) of the Disclosure Schedule includes copies of the standard terms and conditions of sale or lease for each of the Division's products (containing applicable guaranty, warranty, and indemnity provisions).

         21. Product Liability. The Division does not have any Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by the Division.

         22. Employees. Except as disclosed in Section 3(v) of the Disclosure Schedule, the Division is not party to or bound by any collective bargaining agreement or relationship with any labor organization. With respect to the Division, except as disclosed in Section 3(v) of the Disclosure Schedule, to the Knowledge of Seller, and to the Knowledge of any of the officers (and employees with responsibility for employment matters) of the Division (i) no executive, key employee or group of employees has any plans to terminate employment; (ii) no labor organization or group of employees has filed any representation petition or made any written or oral demand for recognition; (iii) no union organizing campaigns are underway and no other question concerning representation exists; (iv) no labor strike, work stoppage or slowdown, or other material labor dispute is underway; (v) there is no employment-related charge, complaint, investigation, inquiry or obligation of any kind, pending or threatened in any forum, relating to an alleged violation by the Division of any law, regulation or contract.

                 Any notice required under any law or collective bargaining agreement has been given, and all bargaining obligations with any employee representative have been satisfied, including but not limited to obligations relating to the effects on bargaining unit employees of the transaction contemplated by this Agreement or the Tolling Agreement. The Division has not implemented any plant closing or mass layoff of employees as those terms are defined in the Worker Adjustment Retraining and Notification ("WARN") Act of 1988, as amended, or any similar state or local law or regulation, and no layoffs that could implicate such laws or regulations will be implemented before Closing or before expiration of the Tolling Agreement without advance notification to the Buyer.

         23.     Employee Benefits.

                 1. Section 3(w) of the Disclosure Schedule lists each Employee Benefit Plan that the Seller maintains or to which the Seller contributes for the benefit of employees of the Division.

                          (1) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) in all material respects complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, and other applicable laws.

                          (2) Each such Employee Benefit Plan which is intended to be a qualified plan meets the requirements of a "qualified plan" under Code Sec. 401(a) and has received a favorable determination letter from the Internal Revenue Service.

                 2. With respect to each Employee Benefit Plan that any of the Seller and the Controlled Group of Corporations which includes the Seller maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute, there have been no Prohibited Transactions with respect to any such Employee Benefit Plan which could have a material adverse effect on Buyer following consummation of the transactions contemplated by this Agreement.

                 3. None of the Division and the other members of the Controlled Group of Corporations that includes the Division contributes to, ever has contributed to, or ever has been required to contribute to any Multiemployer Plan or has any material Liability (including withdrawal Liability) under any Multiemployer Plan with respect to any employees of the Division.

         24. Guaranties. The Division is not a guarantor or otherwise is liable for any Liability or obligation (including indebtedness) of any other Person.

         25.     Environment, Health, and Safety.  Except as set forth in
                 Schedule 3(y):

                 1. The Division has complied in all material respects with, and is in all material respects in compliance with, all applicable Environmental, Health, and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against it alleging any failure so to comply in all material respects. Without limiting the generality of the preceding sentence, the Division has obtained, has been, and is in compliance in all material respects with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all Environmental, Health, and Safety Laws.

                 2. The Division does not have any Liability (and none of the Division, and its predecessors and Affiliates has handled or disposed of any substance (including any Hazardous Material), arranged for the disposal of any such substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility (and no such property or facility is contaminated with any such substance) in any manner that could form the Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Division giving rise to any Liability) for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law.

                 3. All properties and equipment used in the business of the Division have been free of Asbestos, PCBs, underground storage tanks, surface impoundments or other disposal areas.

         26. Certain Business Relationships With the Division. Except as disclosed on Schedule 3(z), to the best of Seller's Knowledge:
                 (i) none of the Seller's Affiliates or stockholders who own 5% or more of Seller's stock has been involved in any business arrangement or relationship with the Division within the past 12 months, and (ii) no such Affiliates or stockholders own any asset, tangible or intangible, which is used in the business of the Division.

         27. Disclosure. The representations and warranties contained in this Section 3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this
                 Section 3 not misleading.

         28. Investment. The Seller (i) understands that the Buyer Note has not been, and will not be, registered under the Securities Act, or under any state securities laws, and is being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) is acquiring the Buyer Note solely for its own account for investment purposes, and not with a view to the distribution thereof, (iii) is a sophisticated investor with knowledge and experience in business and financial matters, (iv) has received certain information concerning the Buyer and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Buyer Note, (v) is able to bear the economic risk and lack of liquidity inherent in holding the Buyer Note, and (vi) is an Accredited Investor.

4. REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to the Seller that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4), except as setforth in the Buyer's disclosure schedule accompanying this Agreement and initialed by the Parties. The Buyer's disclosure schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4.

         1. Organization of the Buyer. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

         2. Authorization of Transaction. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the board of directors of the Buyer have duly authorized the execution, delivery, and performance of this Agreement by the Buyer, and the shareholders of Buyer do not need to authorize the execution, delivery and performance of this Agreement. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions.

         3. Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject. Except for a notice to the Antitrust Division of the United States Department of Justice and its Hart Scott Rodino filing with the Federal Trade Commission, the Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in Section 2 above).

         4. Brokers' Fees. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

5. PRE-CLOSING COVENANTS. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

         1. General. Each of the Parties will use its best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 7 below).

         2. Notices and Consents. The Seller will give any notices to third parties, and the Seller will use its best efforts to obtain any third party consents (including consents from equipment lien-holders, if necessary, and consents from lenders), that the Buyer reasonably may request in connection with the matters referred to in Section 3(c) above. Each of the Parties will give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3(c) and Section 4(c) above. Without limiting the generality of the foregoing, each of the Parties will file any Notification and Report Forms and related material that it may be required to file with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, will use its best efforts to obtain an early termination of the applicable waiting period, and will make any further filings pursuant thereto that may be necessary, proper, or advisable in connection therewith.

         3. Operation of Business. The Seller will not cause or permit the Division to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the Seller will not cause or permit the Division to (i) pay any amount to any third party with respect to any Liability or obligation (including any costs and expenses the Seller has incurred or may incur in connection with this Agreement and the transactions contemplated hereby) which would not constitute an Assumed Liability if in existence as of the Closing, or (ii) otherwise engage in any practice, take any action outside of the Ordinary Course of Business. Nothing in this section shall limit Seller's ability to compensate employees in the Ordinary Course of Business, or make repairs in the Ordinary Course of Business. In addition, Seller will not enter into any agreement of the sort described in Disclosure Schedule Section 3(o)(xii) without the prior written consent of Buyer (which shall not be unreasonably withheld or delayed), provided that in the event that the Closing has not occurred by June 30, 1996, this sentence shall have no further effect.

         4. Preservation of Business. The Seller will cause the Division to keep its business and properties substantially intact, including its present operations, physical facilities, and relationships with lessors, licensors, suppliers, customers, and employees. The shift of the Division's customers to Buyer shall not violate this covenant.

         5. Employees. On or before execution of this Agreement, Seller will provide to Buyer (i) an organizational chart of the Division which contains job titles, and responsibilities of all Division employees, and (ii) a list of the Division's employees who may be available for employment with Buyer after the Closing (the "Available Employees"). The list shall include each employee's name, title, employment description and salary. After the satisfaction of the conditions to closing contained in Section 7(a)(x) and Section 7(b)(viii), Buyer shall be permitted to discuss post-Closing employment with the Available Employees, but Buyer shall not hire any employees of the Division prior to Closing. In the event that the Closing does not occur, Buyer will not solicit to hire any employees of the Division prior to January 22, 1998.

         6. Customers. Buyer shall not use the January 22, 1996 letter of intent or this Agreement (or the fact of the existence of either) to solicit any of Seller's customers prior to the Closing. Notwithstanding the foregoing, Buyer shall be permitted to talk with the Division's customers regarding matters relating to the successful consummation of the transaction set forth herein.

         7. Full Access. The Seller will permit (and will cause the Division to permit) representatives of the Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Division, to all premises, properties, personnel, books, records (including Tax records relating to the Division), contracts, and documents of or pertaining to each of the Division. Notwithstanding the foregoing, Buyer shall not have access to Seller's processes, formulas or customer lists prior to Closing.

         8. Disclosure Schedule/Notice of Developments. Seller will deliver the Disclosure Schedule to Buyer concurrently with the execution of this Agreement. Each Party will give prompt written notice to the other Party of any material adverse development causing a breach of any of its own representations and warranties in Section 3 and Section 4 above. No disclosure by any Party pursuant to this Section 5(h) (including any update or supplement to the Disclosure Schedule) shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant, without the written consent of the other Party.

         9. Exclusivity. The Seller will not (and the Seller will not cause or permit the Division to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any substantial portion of the assets of the Division (regardless of how such acquisition may be structured) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. The Seller will notify the Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

         10. Pre-Closing Inventory. Seller and Buyer will conduct a joint inventory of all the fixed assets listed on Exhibit K to this Agreement, including the software that resides on Division personal computers. The inventory will include the utilization of specialized inventory management software (provided by Buyer) on each personal computer to determine the resident software.

6. POST-CLOSING COVENANTS. The Parties agree as follows with respect to the period following the Closing.

         1. General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as the other Party may reasonably request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 8 below). The Seller acknowledges and agrees that from and after the Closing the Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating exclusively to the Division, except for documents required for Seller's performance under the Toll Manufacturing Agreement (provided, however, Buyer shall be provided with copies of such Toll Manufacturing-related documents upon the Closing and shall be provided with the originals of such documents upon expiration of the term of the Toll Manufacturing Agreement). Furthermore, upon Buyer's request, Seller will make available to Buyer copies of all documents that pertain in part, but not exclusively, to the Division, and in connection with such documents Seller shall be permitted to omit the portions not applicable to the Division; provided, however, Seller's obligation to produce documents pursuant to this sentence shall be limited to documents that are material to Buyer (in Buyer' reasonable judgment).


         2. Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Division, the other Party will cooperate with the contesting or defending Party and its counsel in the contest or defense, make available its personnel, and provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 8 below). Each Party agrees to maintain all applicable books and records until the expiration of all applicable statutes of limitations.

         3. Transition. The Seller will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Division from maintaining the same business relationships with the Buyer after the Closing as it maintained with the Division prior to the Closing. The Seller will refer all customer inquiries relating to the businesses of the Division to the Buyer from and after the Closing. The Buyer will assist Seller with the collection of the Division's accounts receivable that are due and owing to the Seller. Seller will provide Additional Support Services (as defined in the Toll Manufacturing Agreement) through the Tolling Period as defined in the Toll Manufacturing Agreement.

         4. Removal of Acquired Assets. Buyer shall remove the Acquired Assets in the ordinary course. Buyer shall ensure that the portion of the facility used for the Acquired Assets is cleaned following the removal of the Acquired Assets. Buyer's responsibility to clean the premises shall be limited to the following: (i) removing the Acquired Assets from the premises;
                 (ii) broom sweeping the floor surrounding the areas where the Acquired Assets were located; (iii) removing any incidental loose or surface debris that may result directly from the removal of the Acquired Assets; and (iv) repairing any incidental egress openings made to the facility directly caused by the removal of the Acquired Assets and which would render the building subject to any material exposure from weather. Buyer's responsibility to clean the premises shall not include the following: (i) disposing of or removing any residual materials or substances associated with the prior operation of the Acquired Assets (including, but not limited to, oil, kerosene, waste waters, foam rubber residues, asbestos, chemicals, or dust), (ii) making any repairs for damage that resulted from ordinary wear and tear to the areas where the Acquired Assets were located, (iii) restoring the building so that it can be used for other purposes, or (iv) removing foundations, mountings, ancillary or other support items in connection with any assets removed by Buyer. Buyer shall not be responsible for cleanup of items that may raise environmental concerns, unless the environmental Liability resulted directly, exactly and entirely from Buyer's asset removal (and, in such case, Buyer will only be responsible for environmental Liability that is exactly, directly, and entirely caused by Buyer's asset removal; provided, however, if Seller knows of a reasonable probability of environmental Liability with respect to a particular asset removal but does not notify Buyer in writing with reasonable specificity before Buyer engages in the asset removal, Buyer shall not be responsible for the environmental Liability caused by the particular asset removal; provided, further, if Seller does notify Buyer of probable environmental Liability, Buyer shall not be required to take any action that might result in environmental Liability for the Buyer). This section shall not change Buyer's and Seller's commitments and obligations under the Toll Manufacturing Agreement. The Buyer will use its best efforts to remove the Acquired Assets from the Division's facility in Mishawaka, Indiana (the "Ensolite Plant") by January 31, 1997. In the event Buyer has not completed the removal of the Assets by January

                 31, 1997, the date on which the Division's lease of the premises will terminate, Seller will exercise its option to extend the term of the lease for six (6) months or such shorter period as may be satisfactory to Seller's landlord and to Buyer. Buyer will be responsible for the pro rata costs incurred by Seller after January 31, 1997 for only that part of the Ensolite Plant actually used by Buyer and Seller pursuant to the Toll Manufacturing Agreement. Seller will endeavor to keep such costs to a minimum. Following the execution of this Agreement, Seller will, upon request by Buyer, endeavor to negotiate a shorter option period with the landlord. In the event that Seller has no operations in the Ensolite Plant on or after January 31, 1997 other than pursuant to the Toll Manufacturing Agreement, any excess facility costs, which shall be no more than $425,000 for the six-month period, will be shared equally by Buyer and Seller. Buyer shall not be responsible for any investigative, remedial, or corrective obligations or liabilities arising under Environmental, Health and Safety Laws, whether associated with such removal or otherwise.

         5. Confidentiality. The Seller will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with (x) the Toll Manufacturing Agreement (for purposes of Production only, as described in Section 9 of the Toll Manufacturing Agreement), or (y) this Agreement. Seller will deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in its possession. In the event that the Seller is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, the Seller will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 6(e). If, in the absence of a protective order or the receipt of a waiver hereunder, the Seller is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, the Seller may disclose the Confidential Information to the tribunal; provided, however, that the Seller shall use its best efforts to obtain, at the request and sole expense of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate.

         6. Covenant Not to Compete. For a period of five years from and after the Closing Date, the Seller will not (except as provided in Exhibit I-2) engage directly or indirectly in any business that the Division conducts as of the Closing Date in the United States. Additionally, the Parties agree to execute at Closing a Non-Compete Agreement in the form attached to this Agreement as Exhibit I-2.

         7. Tax Matters. The following provisions shall govern the allocation of responsibility as between Buyer and Seller for certain tax matters following the Closing Date:


                          (i) Prorations. All personal property taxes, ad valorem obligations and similar taxes imposed on a periodic basis, in each case levied with respect to the Acquired Assets, other than conveyance taxes provided for in Section 6(g)(ii), for a taxable period which includes the Closing Date (collectively, the "Apportioned Obligations") shall be apportioned between Seller and Buyer as of the Closing Date based on the number of days of such taxable period included in the Pre-Closing Tax Period and the number of days of such taxable period included in the Post-Closing Tax Period. Seller shall be liable for the proportionate amount of such taxes that is attributable to the Pre-Closing Tax Period. Within 90 days after the Closing, Seller and Buyer shall present a reimbursement to which each is entitled under this Section 6(g) together with such supporting evidence as is reasonably necessary to calculate the proration amount. The proration amount shall be paid by the party owing it to the other within 10 days after delivery of such statement. Thereafter, Seller shall notify Buyer upon receipt of any bill for real or personal property taxes relating to the Acquired Assets, part or all of which are attributable to the Post-Closing Tax Period, and shall promptly deliver such bill to Buyer who shall pay the same to the appropriate taxing authority, provided that if such bill covers the Pre-Closing Tax Period, Seller shall also remit prior to the due date of assessment to Buyer payment for the proportionate amount of such bill that is attributable to the Pre-Closing Tax Period. In the event that either Seller or Buyer shall thereafter make a payment for which it is entitled to reimbursement under this Section 6(g), the other party shall make such reimbursement promptly but in no event later than 30 days after the presentation of a statement setting forth the amount of reimbursement to which the presenting party is entitled along with such supporting evidence as is reasonably necessary to calculate the amount of reimbursement. Any payment required under this Section and not made within 10 days of delivery of the statement shall bear interest at the rate per annum determined, from time to time, under the provisions of Section 6621(a)(2) of the Code for each day until paid.

                 (ii) Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be paid by Buyer when due, and Buyer will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, Buyer will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation.

                 (iii) Allocation of Purchase Price. Buyer shall prepare, or cause to be prepared, an appraisal of the Acquired Assets , which appraisal shall be reasonably acceptable to Seller (the "Appraisal"). Each of Buyer and Seller shall allocate the Purchase Price among the Acquired Assets pursuant to Section 1060 of the Code in accordance with the fair market values of the assets as set forth in the Appraisal. This schedule shall be prepared prior to or at Closing. Then, this schedule shall be updated after Closing (for the purpose of making it accurate as of the Closing Date). This post-closing schedule shall be prepared within ninety (90) days from the Closing Date. Each of Buyer and Seller shall file Internal Revenue Service Form 8594 in a timely manner.

                 (iv) Cooperation on Tax Matters. Buyer and Seller shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Buyer and Seller agree (A) to retain all books and records with respect to Tax matters pertinent to the Seller relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or Seller, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Buyer or Seller, as the case may be, shall allow the other party to take possession of such books and records.

         8. Buyer Note. The Buyer Note will be imprinted with a legend substantially in the following form:

         The payment of principal and interest on this Note is subject to certain recoupment provisions set forth in an Asset Purchase Agreement dated as of June 5, 1996 (the "Agreement") between the issuer of this Note and the person to which this Note originally was issued. This Note was originally issued on June __, 1996, and has not been registered under the Securities Act of 1933, as amended. The transfer of this Note is subject to certain restrictions set forth in the Agreement. The issuer of this Note will furnish a copy of these provisions to the holder hereof without charge upon written request.

Each holder desiring to transfer a Buyer Note first must furnish the Buyer with
(i) a written opinion reasonably satisfactory to the Buyer in form and substance from counsel reasonably satisfactory to the Buyer to the effect that the holder may transfer the Buyer Note as desired without registration under the Securities Act and (ii) a written undertaking executed by the desired transferee reasonably satisfactory to the Buyer in form and substance agreeing to be bound by the recoupment provisions and the restrictions on transfer contained herein. Buyer will assist such holders of the Buyer Note with the foregoing.

7.       CONDITIONS TO OBLIGATION TO CLOSE.

         1. Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                 1.       the representations and warranties set forth in
                          Section 3 above shall be true and correct in all material respects at and as of the Closing Date (including the representations and warranties in Section 3(h) regarding the absence of any material adverse change and in Section 3(e) regarding title to assets, free and clear of Security Interests or restrictions on transfer); Buyer shall be satisfied that none of the items (either individually or in the aggregate) that are disclosed by Seller in (x) the Disclosure Schedules, or (y) any update or supplement to the Disclosure Schedules (as described in Section 5(h)), would result in (A) a significant cost to Buyer, or (B) a reduction in the prospects of the Division taken as a whole, in the reasonable discretion of Buyer.

                 2. the Seller shall have performed and complied with all of its covenants hereunder through the Closing;

                 3. the Seller shall have procured all of the third party consents specified in Section 5(b) above;

                 4. no action, suit, or proceeding (including any suit or proceeding arising under the Hart-Scott-Rodino Act) shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or
                          (C) affect adversely the right of the Buyer to own the Acquired Assets, to operate the former businesses of the Division (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                 5. the Seller shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in Section 7(a)(i)-(iv) is satisfied in all respects;

                 6. all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated, all investigations of the transactions contemplated by this Agreement by the United States Department of Justice (either alone or in conjunction with the Federal Trade Commission) shall have been completed, and the Buyer and Seller shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3(c) and
                          Section 4(c) above (without Buyer or Seller having entered into any settlement with any governmental agency that is not satisfactory to Buyer and without government approval of the transaction being qualified or conditioned in any manner that is not satisfactory to Buyer);

                 7. in the event Buyer chooses to conduct further business, legal, environmental and accounting due diligence review of the Division, Buyer shall be reasonably satisfied with the results of such due diligence review (and reasonably satisfied shall mean that Buyer does not identify any problems, issues or items that, individually or in the aggregate, would result in (i) a significant cost, or (ii) a reduction in the prospects of the Division taken as a whole, in the reasonable discretion of Buyer);

                 8. the Parties shall have entered into side agreements in form and substance as set forth in Exhibit I-1 through Exhibit I-3 attached hereto and the same shall be in full force and effect;

                 9. the Buyer shall have received (A) from Oliver Janney an opinion in form and substance as set forth in Exhibit J attached hereto, addressed to the Buyer, and dated as of the Closing Date, and (B) either officer's certificates from one of Seller's executive officers or a legal opinion from Oliver Janney regarding the materials described in bracketed text in Paragraphs 5 and 6 of Exhibit J;

                 10. the conditions to the debt and equity financing necessary in order for Buyer to consummate the transactions contemplated hereby shall have been fulfilled, and as to the debt financing those conditions shall be as contained in Amendment No. 1 and Amendment No. 2 to the October 16, 1995 Credit Agreement between RBX Group, Inc., RBX Corporation, Chemical Bank as agent; and certain other lenders; and

                 11. all actions to be taken by the Seller in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer.

                 12. Seller shall be able to convey title or a perpetual license to use the software listed on Exhibit L.

The Buyer may waive any condition specified in this Section 7(a) if it executes a writing so stating at or prior to the Closing.

         2. Conditions to Obligation of the Seller. The obligation of the Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                 1.       the representations and warranties set forth in
                          Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

                 2. the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                 3. no action, suit, or proceeding (including any suit or proceeding arising under the Hart-Scott-Rodino Act) shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                 4. the Buyer shall have delivered to the Seller a certificate to the effect that each of the conditions specified above in Section 7(b)(i)-(iii) is satisfied in all respects;

                 5. all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated, all investigations of the transactions contemplated by this Agreement by the United States Department of Justice (either alone or in conjunction with the Federal Trade Commission) shall have been completed, and the Seller and Buyer shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in
                          Section 3(c) and Section 4(c) above (without Buyer or Seller having entered into any settlement with any governmental agency that is not satisfactory to Seller and without government approval of the transaction being qualified or conditioned in any manner that is not satisfactory to Seller);

                 6. the Parties shall have entered into side agreements in form and substance as set forth in Exhibit I-1 through Exhibit I-3, and the same shall be in full force and effect;

                 7. all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Seller; and

                 8. Seller shall be satisfied, in its reasonable discretion, with any changes to the Buyer Note that may be required in connection with the debt financing for the transactions contemplated by this Agreement.

The Seller may waive any condition specified in this Section 7(b) if it executes a writing so stating at or prior to the Closing.

8.       REMEDIES FOR BREACHES OF THIS AGREEMENT.

         1. Survival of Representations and Warranties. All of the representations and warranties of the Seller contained in
                 Section 3 of this Agreement shall survive the Closing (even if the Buyer knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a period of three years thereafter. All of the representations and warranties of the Buyer contained in Section 4 hereof shall survive the Closing (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a period of three years thereafter.

         2.      Indemnification Provisions for Benefit of the Buyer.

                 1. In the event the Seller breaches (or in the event any third party alleges facts that, if true, would mean the Seller has breached) any of its representations, warranties, and covenants contained in this Agreement, and, provided that the Buyer makes a written claim for indemnification against the Seller within such survival period, then the Seller agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach); provided, however, that the Seller shall not have any obligation to indemnify the Buyer from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by the breach (or alleged breach) of any representation or warranty of the Seller until the Buyer has suffered Adverse Consequences by reason of all such breaches (or alleged breaches) in excess of a $100,000 aggregate threshold (at which point the Seller will be obligated to indemnify the Buyer from and against all Adverse Consequences that exceed the $100,000 aggregate threshold). Furthermore, Seller's obligation to indemnify Buyer shall be capped at $3 million with respect to the matters addressed in
                          Section 3(d), Section 3(f)-(j), Section 3(l)-(x), and
                          Section 3(z)-(ab) of this Agreement. Seller's obligation to indemnify Buyer with respect to the items described in Section 3(a)-(c), Section 3(e),
                          Section 3(k) and Section 3(y) hereof shall be capped at the amount of the Purchase Price, and payments pursuant to those sections shall not count toward the $3 million cap (provided, however, in no event shall Seller be required to indemnify Buyer for an amount in excess of the Purchase Price plus payments made pursuant to the Earn-Out Agreement). Damages paid pursuant to the Toll Manufacturing Agreement shall be applied toward the $100,000 aggregate threshold and the $3 million cap. For purposes of this Section 8
                          (b)(i), any requirement in Section 3 that an event or fact be "material" or be "reasonably likely to have a material adverse effect" (or any similar materiality requirement) shall be ignored when calculating the $100,000 aggregate threshold and the $3 million cap (but shall not be ignored for determining whether a breach has occurred).

                 2. The Seller agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by:

                          (1) any Liability of the Seller (including with respect to the Division) which is not an Assumed Liability; or

                          (2) any Liability of the Buyer arising by operation of law in connection with this transaction (including under any bulk transfer law of any jurisdiction or under any common law doctrine of de facto merger or successor liability).

                 3. The Seller agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by items disclosed in (i) the Disclosure Schedules relating to pending or threatened litigation (as disclosed in Section 3(s) of the Disclosure Schedule), (ii) the Disclosure Schedules relating to the pending tax audit and other tax matters (as disclosed in Section 3(k) of the

                          Disclosure Schedule), or (iii) the following
                          Disclosure Schedules: 3(e), 3(f), 3(l), 3(o) (items not marked with an asterisk), 3(v), and 3(y). The amounts paid pursuant to this Section 8(b)(iii) shall not be applied toward and shall not be subject to the $100,000 aggregate threshold or the $3 million cap.

                 4. Except as otherwise provided in the Toll Manufacturing Agreement, and regardless of the contents of the Disclosure Schedule, Seller agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of, or relating to (i) any of Seller's collective bargaining agreement or labor relationships (none of which are assumed by Buyer), and any other claim of any sort whatsoever brought by or pertaining to Seller's employees, applicants for employment, or their representatives, including but not limited to any claim of labor law "joint employer" liability that may result from the activities contemplated by the Toll Manufacturing Agreement, and (ii)the past, present or future release, threatened release, treatment, storage, disposal or handling of hazardous materials, substances or wastes at, onto, or from the Ensolite Plant, otherwise relating in any fashion to the past, present or future environmental condition of the Ensolite Plant, or relating to any offsite location at which hazardous materials, substances or wastes originating at the Ensolite Plant, or otherwise generated in the course of the operation of the business of the Division, have come, or in the future come, to be located, including without limitation all such Adverse Consequences arising under CERCLA and State Equivalents or any other Environmental, Health and Safety Laws, whether enacted or in effect prior to, on or after the Closing Date and including without limitation any such Adverse Consequences incurred in connection with any claim, demand or action initiated by the City of Mishawaka, the Calumet Project or any other Person, whether or not all or any portion of any of the foregoing Adverse Consequences were (or purport to be) settled, released, waived, discharged, expunged or reduced in any manner pursuant to (a) the Settlement Agreement and Stipulated Order entered on or about September 28, 1992 by the United States Bankruptcy Court for the Northern District of Indiana, South Bend Division (the "Bankruptcy Court") in the Chapter 11 case No. 91-32791 entitled In re U.E. Systems, Inc., Polycast Technology Corp., et al. (the "Chapter 11 Case"); (b) any other order entered by the Bankruptcy Court in the Chapter 11 Case or any other bankruptcy court presiding over any bankruptcy case or proceeding relating thereto; (c) applicable bankruptcy or insolvency law; or (d) any other agreement enforceable by the Seller or any of its predecessors or affiliates. The amounts paid pursuant to this
                          Section 8(b)(iv) shall not be applied toward and shall not be subject to the $100,000 aggregate threshold or the $3 million cap.

         3.      Indemnification Provisions for Benefit of the Seller.

                 1. In the event the Buyer breaches (or in the event any third party alleges facts that, if true, would mean the Buyer has breached) any of its representations, warranties, and covenants contained in this Agreement, then the Buyer agrees to indemnify the Seller from and against the entirety of any Adverse Consequences the Seller may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach); provided, however, that the Buyer shall not have any obligation to indemnify the

                          Seller from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by the breach (or alleged breach) of any representation or warranty of the Buyer until the Seller has suffered Adverse Consequences by reason of all such breaches (or alleged breaches) in excess of a $100,000 aggregate threshold (at which point the Seller will be obligated to indemnify the Buyer from and against all such Adverse Consequences that exceed the $100,000 aggregate threshold). Furthermore, Buyer's obligation to indemnify the Seller shall be capped at $3 million with respect to and for all matters. Damages paid pursuant to the Toll Manufacturing Agreement shall be applied toward the $100,000 aggregate threshold and the $3 million cap.

                 2. The Buyer agrees to indemnify the Seller from and against the entirety of any Adverse Consequences the Seller may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Assumed Liability.

         4.      Matters Involving Third Parties.

                 1. If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against the other Party (the " Indemnifying Party") under this Section 8, then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                 2. The Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 10 business days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

                 3. So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with
                          Section 8(d)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and

                          (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed);

                 4. In the event any of the conditions in Section 8(d)(ii) above is or becomes unsatisfied, however,
                          (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith), (B) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Party will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 8.

         5.      Recoupment Under Buyer Note.  Except as otherwise provided in
                 Section 2(d), the Buyer shall have the option of recouping all or any part of any Adverse Consequences, adjustments to the Purchase Price, or amounts due to the Seller pursuant to the Toll Manufacturing Agreement it may suffer (in addition to seeking indemnification to which it is entitled under this
                 Section 8 and in addition to all of Buyer's other remedies) by notifying the Seller that the Buyer is reducing the principal amount outstanding under the Buyer Note (which reduction shall be treated as a permitted prepayment under the Buyer
                 Note in the amount of the recoupment). Nothing in the preceding sentence shall be construed to permit Buyer to recover twice for the above-described matters.

         6. Other Indemnification Provisions. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any Party may have.

9.       TERMINATION.

         1. Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

                 1. the Buyer and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

                 2. the Buyer may terminate this Agreement by giving written notice to the Seller on or before the Closing Date if the Buyer is not satisfied with the results of its continuing business, legal, regulatory, tax and accounting due diligence regarding the Division;

                 3. the Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing (A) in the event the Seller has breached any representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Seller of the breach, and the breach has continued without cure or substantial cure or substantial efforts by Seller to cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before August 15, 1996 by reason of the failure of any condition precedent under Section 7(a) hereof

                         (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); and

                 4. the Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (A) in the event the Buyer has breached any representation, warranty, or covenant contained in this Agreement in any material respect, the Seller has notified the Buyer of the breach, and the breach has continued without cure or substantial cure or substantial efforts by Buyer to cure for a period of 30 days after the notice of breach, (B) if the Closing shall not have occurred on or before August 15, 1996 by reason of the failure of any condition precedent under Section 7(b) hereof (unless the failure results primarily from the Seller itself breaching any representation, warranty, or covenant contained in this Agreement), or (C) if the Closing shall not have occurred on or before the date that is 45 days after the date on which all of the conditions to closing under Section 7(a) except Section 7(a)(x) have been satisfied.

         2. Effect of Termination. If any Party terminates this Agreement pursuant to Section 9(a) above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to the other Party (except for any Liability in respect of the breach of any Party then in breach and except for the rights and obligations of the Parties under Sections 4(f), 4(l) and 6(b) of the January 22, 1996 letter of intent among the Parties).

10.      MISCELLANEOUS.

         1. Press Releases and Public Announcements. No Party shall issue any press release or public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party; provided, however, that (i) any Party may make any public disclosure it believes in good faith is required by applicable law or any listing agreement, trading agreement, or registration statement (in which case the disclosing Party will use its reasonable best efforts to advise the other Party prior to making the disclosure), (ii) the Parties may issue press releases in form acceptable to both parties, and (iii) the Parties may each continue such communications with employees, customers, suppliers, franchisees, lenders, lessors, shareholders, and other particular groups as may be legally required or necessary or appropriate and not inconsistent with the best interests of the other Party or the prompt consummation of the transactions contemplated by this Agreement.

         2. No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         3. Entire Agreement. Except for Sections 4(f), 4(l) and 6(b) of the January 22, 1996 letter of intent among the Parties, this Agreement (including the documents and agreements referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

         4. Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; provided, however, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

         5. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         6. Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         7. Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:



              If to Seller:                                  With a copy to:
              -------------                                  ---------------
              Uniroyal Technology Corporation                Uniroyal Technology Corporation
              Two North Tamiami Trail, Suite 900             Two North Tamiami Trail, Suite 900
              Sarasota, FL 34236                             Sarasota, FL 34236
              ATTN:  Robert L. Soran, President              ATTN:  O.J. Janney, V.P., General Counsel &
              Fax: (941) 361-2214                                     Secretary
                                                             Fax: (941) 361-2214

              If to Buyer:                                   With copies to:
              ------------                                   ---------------
              Rubatex Corporation                            American Industrial Partners
              5221 Valleypark Drive                          551 Fifth Avenue, Suite 3800
              Roanoke, VA 24019-3047                         New York, NY 10176
              ATTN:  Frank H. Roland                         ATTN:  Robert Klein
              Fax: (540) 561-6027                            Fax: (212) 986-5099

                                                             Kirkland & Ellis
                                                             655 Fifteenth Street, N.W., Suite 1200
                                                             Washington, DC 20005
                                                             ATTN:  John P. Fitzgerald
                                                             Fax: (202) 879-5200

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, facsimile transmission, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

         8. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York, or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

         9. Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

        10. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Parties agree to ask the court making the determination of invalidity or unenforceability to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

         11. Expenses. Each of the Buyer and the Seller will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Seller agrees that the Division has not borne and will not bear any of the costs and expenses of the Seller (including any of its legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby (except for expenses incurred by the Division after the Closing). The Seller also agrees that the Division has not paid any amount to any third party, and will not pay any amount to any third party, with respect to any of the costs and expenses of the Seller (including any of its legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby.

         12. Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

         13. Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         14. Specific Performance. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 10(o) below)], in addition to any other remedy to which it may be entitled, at law or in equity.

         15. Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any federal or state court sitting in New York (or, if such New York court refuses jurisdiction, to the jurisdiction of any federal court sitting in the Eastern District of Virginia) in any action or proceeding arising out of or relating to this Agreement, and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Each Party appoints its attorney (as described in Section 10(g) of this Agreement) as its agent (the "Process Agent") to receive on its behalf service of copies of the summons and complaint and any other process that might be served in the action or proceeding. Any Party may make service on the other Party by sending or delivering a copy of the process (i) to the Party to be served at the address and in the manner provided for the giving of notices in Section 10(g) above or (ii) to the Party to be served in care of the Process Agent at the address and in the manner provided for the giving of notices in Section 10(g) above. Nothing in this Section 10(o), however, shall affect the right of any Party to serve legal process in any other manner permitted by law or in equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

                 IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                                RUBATEX CORPORATION


                                               By: /s/ FRANK H.  ROLAND
                                               -----------------------------
                                               Frank H. Roland, President


                                               UNIROYAL TECHNOLOGY CORPORATION


                                               By /s/ ROBERT L.  SORAN
                                               -----------------------------
                                               Robert L. Soran, President

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit B - Selected Unaudited Condensed Pro Forma Financial Information



The following unaudited pro forma financial information consists of the unaudited pro forma condensed balance sheet as of March 31, 1996 and the unaudited pro forma condensed statements of operations for the fiscal year ended October 1, 1995 and the six month period ended March 31, 1996 (collectively, the "Pro Forma Statements"). The Pro Forma Statements give effect to the consummation of the sale to Rubatex of certain assets and the assumption of certain liabilities of the Company's Ensolite specialty foams division for cash proceeds of $20,000,000 and the receipt of a $5,000,000 note receivable as if it had occurred, in the case of the balance sheet on March 31, 1996, and in the case of the statements of operations, at the beginning of the fiscal year ended October 1, 1995 and at the beginning of the six month period ended March 31, 1996, respectively.

The pro forma adjustments are based on currently available information and upon certain assumptions that management of the Company believes are reasonable under the circumstances. The Pro Forma Statements do not purport to represent what the Company's financial position or results of operations would have been if the sale had in fact occurred at March 31, 1996 and in the case of the condensed statements of operations at October 3, 1994 and October 2, 1995, respectively or to project the Company's financial position or results of operations at any future date or for any future periods.

                        UNIROYAL TECHNOLOGY CORPORATION
                       PRO FORMA CONDENSED BALANCE SHEET
                                  (UNAUDITED)
                                 (IN THOUSANDS)


                                     ASSETS


                                                                          MARCH 31, 1996
                                                ------------------------------------------------------------------
                                                               DISPOSITION OF        PRO FORMA
                                                HISTORICAL      ENSOLITE (1)        ADJUSTMENTS           PRO FORMA
                                               ------------    --------------      --------------         ---------

Current assets:

    Cash and cash equivalents                   $     66        $      (1)          $  7,950    (2)       $   8,015

    Trade accounts receivable - net               26,948           (3,042)                 -                 23,906

    Inventories                                   34,903           (2,673)                 -                 32,230

    Prepaid expenses and other current assets      1,732             (108)                 -                  1,624

    Deferred income taxes                          6,541                -               (826)   (4)           5,715
                                                --------        ---------           --------              ---------

       Total current assets                       70,190           (5,824)             7,124                 71,490

Property, plant and equipment - net               90,146           (9,949)                 -                 80,197

Note receivable from Rubatex - restricted              -                -              5,000    (2)           5,000

Reorganization value in excess of amounts
    allocable to identifiable assets - net         8,844             (177)                 -                  8,667

Other assets

                                                  11,864             (780)                 -                 11,084
                                                --------        ---------           --------              ---------

TOTAL ASSETS                                    $181,044        $ (16,730)          $ 12,124              $ 176,438
                                                ========        =========           ========              =========

                        UNIROYAL TECHNOLOGY CORPORATION
                       PRO FORMA CONDENSED BALANCE SHEET
                                  (UNAUDITED)
                                 (IN THOUSANDS)


                      LIABILITIES AND STOCKHOLDERS' EQUITY


                                                                    MARCH 31, 1996
                                      ---------------------------------------------------------------------------
                                                         DISPOSITION OF      PRO FORMA
                                         HISTORICAL       ENSOLITE (1)      ADJUSTMENTS              PRO FORMA
                                      ---------------    -------------      -----------            --------------
Current liabilities:

    Current portion of long-term debt   $  11,815          $      -          $ (11,179)   (2)      $      636
    Accounts payable                       16,340              (848)                 -                 15,492
    Accrued expenses:
      Compensation and benefits             8,565                 -              1,774    (6)          10,339
      Interest                              2,935                 -                  -                  2,935
      Taxes, other than income              1,963                 -                  -                  1,963
      State income taxes                      264                 -                  -                    264
      Other                                 2,861                 -                785    (6)           3,646
                                        ---------          --------          ---------             ----------

    Total current liabilities              44,743              (848)            (8,620)                35,275

Long-term debt                             72,835                 -               (421)   (2)          72,414
Other liabilities                           7,778                 -              5,134    (3),(6)      12,912
Deferred income taxes                       3,232                 -                  -                  3,232
                                        ---------          --------          ---------             ----------

    Total liabilities                     128,588              (848)            (3,907)               123,833
                                        ---------          --------          ---------             ----------

Commitments and contingencies

Stockholders' equity

    Preferred stock                         5,250                 -                  -                  5,250
    Common stock                              132                 -                  -                    132
    Additional paid-in capital             52,555                 -                  -                 52,555
    Deficit                                (5,481)                -                149    (5)          (5,332)
                                        ---------          --------          ---------             ----------

       Total stockholders' equity          52,456                 -                149                 52,605
                                        ---------          --------          ---------             ----------


TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY                  $ 181,044          $   (848)         $  (3,758)            $  176,438
                                        =========          ========          =========             ==========

              NOTES TO UNAUDITED PRO FORMA CONDENSED BALANCE SHEET


(1) Represents the elimination of the net assets acquired by Rubatex in accordance with the Asset Purchase Agreement.

(2) Represents the increase in cash as a result of the sale as follows:

                                                          (in thousands)

Proceeds from the sale                                       $25,000
Less:  Fees and expenses of the sale                             450
       Repayment of revolving line of credit                  11,077
       Repayment of capital lease obligations                    523
                                                             -------
Subtotal                                                      12,950
11.75% Note Receivable from Rubatex                            5,000
                                                             -------
Net cash proceeds                                            $ 7,950   (a)
                                                             =======

    (a) Included in net cash proceeds is approximately $2,807,000 of restricted cash placed in escrow with the trustee of the Company's Senior Secured Notes. The note receivable from Rubatex was also placed in escrow in accordance with the indenture agreement with the Company's Senior Secured Note holders.

(3) Represents the $4.5 million liability recognized for postretirement medical benefits in accordance with Statement of Financial Accounting Standards No. 106 "Employers Accounting for Postretirement Benefits Other Than Pensions" ("SFAS No. 106"). Amount was included in the Company's unrecorded transition obligation and was being amortized into operations over 16 years.

(4) Represents the decrease in the Company's deferred tax asset for the tax liability incurred on the taxable portion of the gain from the sale to Rubatex, calculated at the Company's statutory tax rate.

(5) Represents the decrease in the Company's deficit for the after tax gain on the sale.

(6) Represents reserves established for (i) severance and incentive packages offered to Ensolite employees to be terminated due to the sale, (ii) cleanup of the Mishawaka, Indiana manufacturing facility upon the Company's exit from the facility and (iii) excess facility costs to be incurred during the tolling agreement that will not be reimbursed by Rubatex.

                        UNIROYAL TECHNOLOGY CORPORATION
                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                                  (UNAUDITED)
                                 (IN THOUSANDS)





                                                           FISCAL YEAR ENDED OCTOBER 1, 1995
                                    ---------------------------------------------------------------------------
                                                         DISPOSITION OF       PRO FORMA
                                       HISTORICAL         ENSOLITE (1)       ADJUSTMENTS           PRO FORMA
                                    -----------------   ----------------     -----------         --------------
Net sales                              $  214,951        $  (24,638)         $                   $   190,313
Costs, expenses and (other income):
    Costs of goods sold                   166,384           (18,866)                                 147,518
    Selling and administrative             26,783            (1,104)              (658)   (4)         25,021
    Amortization of reorganization
      value in excess of amounts
      allocable to identifiable assets        769               (15)                                     754
    Depreciation and other amortization     9,521            (1,313)                 -                 8,208
    Reorganization professional fees
      subsequent to effective date            708                 -                  -                   708
    Excess facility expense                 1,307              (779)              (528)   (3)              -
    Recovery from insurance settlement        (70)                -                  -                   (70)
                                       ----------        ----------          ---------           -----------

Operating income (loss)                     9,549            (2,561)             1,186                 8,174

Interest expense                          (10,029)                -              1,542    (2)         (8,487)
                                       ----------        ----------          ---------           ------------

Operating (loss) income                      (480)           (2,561)             2,728                  (313)

Income tax benefit                            189                 6                  -                   195
                                       ----------        ----------          ---------           ------------

(Loss) income before extraordinary
   income                              $     (291)       $   (2,555)         $   2,728           $      (118)
                                       ==========        ==========          =========           ===========



Loss before extraordinary income per
    share and common stock equivalent
    - primary and fully diluted:       $    (0.02)                                               $     (0.01)
                                       ----------                                                -----------

    Average number of shares used in
    computation                        13,014,910                                                 13,014,910
                                       ==========                                                ===========

                        UNIROYAL TECHNOLOGY CORPORATION
                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                                  (UNAUDITED)
                                 (IN THOUSANDS)





                                                         SIX MONTH PERIOD ENDED MARCH 31, 1996
                                    ---------------------------------------------------------------------------
                                                        DISPOSITION OF          PRO FORMA
                                        HISTORICAL       ENSOLITE (1)          ADJUSTMENTS         PRO FORMA
                                    -----------------  ----------------        -----------       --------------
Net sales                             $   100,168        $  (11,449)                             $    88,719
Costs and expenses:
    Costs of goods sold                    81,862            (9,304)                                  72,558
    Selling and administrative             14,422              (567)              (329)   (4)         13,526
    Amortization of reorganization
      value in excess of amounts
      allocable to identifiable assets        384                (7)                                     377
    Depreciation and other amortization     4,987              (647)                                   4,340
    Reorganization professional fees
      subsequent to effective date            378                 -                                      378
    Excess facility expense                   649              (418)              (231)   (3)              -
    Strike settlement and training
      expense                                 808                 -                  -                   808
                                      -----------        ----------          ---------           -----------

Operating (loss) income                    (3,322)             (506)               560                (3,268)

Interest expense                           (5,168)                -              1,103    (2)         (4,065)
                                      -----------        ----------          ---------           ------------

Operating (loss) income                    (8,490)             (506)             1,663                (7,333)

Income tax benefit                          3,009                 3                  -                 3,012
                                      -----------        ----------          ---------           ------------

(Loss) income before extraordinary
   income                             $    (5,481)       $     (503)         $   1,663           $    (4,321)
                                      ===========        ==========          =========           ===========



Loss before extraordinary income per
    share and common stock equivalent
    - primary and fully diluted:      $     (0.42)                                               $     (0.33)
                                      -----------                                                -----------

    Average number of shares used in
    computation                        13,130,591                                                 13,130,591
                                      ===========                                                ===========

        NOTES TO UNAUDITED PRO FORMA CONDENSED STATEMENTS OF OPERATIONS




(1) Represents the elimination of Ensolite's historical operating results for the respective period.

(2) Represents interest earned at approximately 5.3% per annum on the average cash balance during the respective period. Cash proceeds from the sale of Ensolite have been adjusted to reflect the net cash used by the Company through its operating, investing and financing activities during the respective period presented.

(3) Represents elimination of the excess facility expense for the respective period. Such expense has been reserved for at the time of the sale of Ensolite.

(4) Represents reduction in retiree medical benefit costs due to the recognition of Ensolite's portion of the Company's previously unrecorded transition obligation in accordance with SFAS No. 106 and due to the reduction in the number of active employees that will become eligible to receive retiree medical benefits in the future.